UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04               Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 21, 2005, SVB Financial Group (the “Company”) delivered a notice to participants in the Silicon Valley Bank 401(k)/ESOP Plan (the “Plan”) informing such participants that the SVB Financial Group Stock Fund (which represents investments in shares of the Company’s common stock) in the Plan will continue to be “blacked out” to exchanges in and new contributions for an extended period of time.  The notice specified that the black out period was currently expected to terminate on or before December 28, 2005, rather than November 30, 2005 as provided in the notice previously delivered on September 29, 2005.  The notice specified that participants could determine whether the black out period had ended by contacting Fidelity Investments at 1-800-835-5095 or logging on to Fidelity NetBenefits® at www.401k.com.  In addition, the notice specified that questions about the notice could be directed to Robert Coleman, Director of Total Rewards and Accountability, 3003 Tasman Drive, Santa Clara, California 95054, or by telephone to (408) 654-7752.

This black out was initially implemented as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005 and the suspension of certain sales of its common stock pursuant to outstanding Registration Statements on Form S-8.  As of the date hereof, neither of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2005 nor September 30, 2005 have been filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2005	SVB FINANCIAL GROUP

	By:	/s/ JACK JENKINS-STARK
Name: Jack Jenkins-Stark
Title: Chief Financial Officer